                            SCHEDULE 14A INFORMATION
                            ------------------------

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

         [   ]   Preliminary Proxy Statement
         [ X ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                           DECTRON INTERNATIONALE INC.
                           ---------------------------
                (Name of Registrant as specified in its charter)


         (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [ X ]    No fee required
         [   ]    $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or
                  14a-6(i)(2).
         [   ]    $500 per each party to the controversy pursuant to Exchange
                  Act Rule 14a-6(i)(3).
         [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                               ------------------------------------------------
                  (2)  Aggregate number of securities to which transaction
                       applies:
                               ------------------------------------------------
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _________(A)

                  (4)  Proposed maximum aggregate value of transaction:

                  (5)  Total fee paid:

         [   ]    Fee paid previously with preliminary materials.

         [   ]    Check box if any of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)  Amount Previously Paid:

                  (2)  Form, Schedule or Registration Statement No.:

                  (3)  Filing Party:

                  (4)  Date Filed:

                           DECTRON INTERNATIONALE INC.
                                4300 Poirier Blvd
                            Montreal, Quebec H4R 2C5

                                   -----------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2002

                                   -----------

TO THE STOCKHOLDERS OF Dectron Internationale Inc.:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of Dectron Internationale Inc. (the "Company") will be held at Refplus Inc., 2777 Grande Allee, St-Hubert, Quebec, Canada, August 29, 2002, at 2:30 p.m., local time for the following purposes:

         1.       To elect directors to hold office for a term of one year;

         2. To ratify the appointment of Schwartz Levitsky Feldman, LLP as the Company's independent certified public accountants for the ensuing year; and

         3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 26, 2002 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

         In order to ensure the presence of a quorum at the Meeting, it is important that Stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please vote your shares by signing, filling out, dating and promptly returning the enclosed proxy card in the enclosed self-addressed, postage-paid envelope. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

Dated: August 2, 2002            By Order of the Board of Directors


                                 Ness Lakdawala
                                 Chairman and Chief Executive Officer

                           Dectron Internationale Inc.
                                4300 Poirier Blvd
                            Montreal, Quebec H4R 2C5

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                       2002 ANNUAL MEETING OF STOCKHOLDERS

     To Be Held at 2:30 p.m., at RefPlus Inc., 2777 Grande Allee, St-Hubert,
                       Quebec, Canada on August 29, 2002


         This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dectron Internationale Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 2:30 p.m. at Refplus Inc., 2777 Grande Allee, St-Hubert, Quebec, Canada on August 29, 2002, and at any adjournments thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This Proxy Statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about August 5, 2002.

         All properly executed, unrevoked proxies on the enclosed form, if returned prior to the Meeting, will be voted in the manner specified by the Stockholder. If no specific instruction is given, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                             OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on July 26, 2002, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of July 26, 2002, there were issued and outstanding 2,845,000 shares of common stock, no par value per share (the "Common Stock").

         Each outstanding share is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

         The following table sets forth certain information as of July 26, 2002 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group.


Names and Address of       Amount and Nature of          Percentage of Shares
Beneficial Owner (1)       Beneficial Ownership(2)                Outstanding
--------------------       -----------------------                -----------
Ness Lakdawala                  1,718,519(3)                          59.5%

Roshan Katrak                   1,718,519(4)                          59.5%

Mauro Parissi                      39,600(5)                           1.4%

Leena Lakdawala                   107,800(6)                           3.7%

Michel Lecompte                    20,974(7)                              *

Liam Cheung                         2,000                                 *

Gilles Richard                        300                                 *

All directors and officers
As a group (9 persons)
(3)-(9)                            1,889,193                          63.9%


*   Less than one %.

(1) The address of each individual is c/o Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec, Canada H4R 2C5.

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of this annual report, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents (i) 43,561 shares of Common Stock directly owned, (ii) 67,395 shares of Common Stock and 45,000 options to purchase Common Stock owned by Roshan Katrak, Mr. Lakdawala's wife, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a company owned by Mr. Lakdawala, and (iv) 1,492,879 owned by 3103-7195 Quebec Inc., a company owned by Mr. Lakdawala's spouse and children.

(4) Represents (i) 67,395 shares of Common Stock and 45,000 options to purchase Common Stock directly owned, (ii) 43,561 shares of Common Stock owned by Ness Lakdawala, Ms. Katrak's husband, (iii) 69,684 shares of Common Stock owned by Roshaness Inc., a Company owned by Ness Lakdawala, and (iv) 1,492,879 shares owned by 3103-7195 Quebec Inc., a company owned by Ms. Katrak and her children.

(5) Includes 13,500 options to purchase Common Stock.

(6) Represents 59,800 shares of Common Stock and 48,000 options to purchase Common Stock

(7) Includes 4,500 options to purchase Common Stock.


This Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Six directors are proposed to be elected at the Meeting, each to hold office for a period of one year, or until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Unless such authority is withheld, it is intended that the accompanying proxy will be voted in favor of the six persons named below, each of whom is now serving as a director, unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if either of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

                     Director Nominees - Term Expiring 2002.

Name                    Age                     Position
----                    ---                     --------

Ness Lakdawala           68      Chairman of the Board of Directors,
                                 President and Chief Executive Officer
--------------------------------------------------------------------------------
Roshan Katrak            58      Vice President of Human Relations and
                                 Director
--------------------------------------------------------------------------------
Mauro Parissi            36      Chief Financial Officer, Secretary
                                 and Director
--------------------------------------------------------------------------------
Leena Lakdawala          34      Executive Vice President and Director
--------------------------------------------------------------------------------
Liam Cheung              32      Director
--------------------------------------------------------------------------------
Gilles Richard           63      Director
--------------------------------------------------------------------------------

         Set forth below is a biographical description of each of our director nominees based on information supplied by each of them.

         Ness Lakdawala has served as the President, Chief Executive Officer and Chairman of Dectron since our inception, and has also served as the President and Chief Executive Officer of Dectron Inc. since 1994. Prior to joining Dectron Inc., Mr. Lakdawala was President of Blanchard Ness Limited, a company which he founded in 1976. From 1987 to present, Mr. Lakdawala has served as the President of Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. From 1987-1988, Mr. Lakdawala was Chairman of the Heating Refrigeration Air Conditioning Institute of Canada. Mr. Lakdawala has also served as the Governor of the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. ("ASHRAE"), the organization that sets ventilation standards in Canada and the United States. Mr. Lakdawala is currently a member of ASHRAE and the Refrigeration Service Engineers Society. Ness Lakdawala is the husband of Roshan Katrak and the father of Leena Lakdawala.

         Roshan Katrak has served as Vice President of Human Relations of Dectron since our inception, and has served in the same capacity with Dectron Inc. since 1994. She has also served as a Director of Dectron since 1998. From 1976 to 1994, she was a Director of Blanchard Ness Limited, and from 1987 to present has been Vice President of Human Relations for Thermoplus. In January 1996, Thermoplus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. Mrs. Katrak received her Honors Degree in Psychology in 1964. Roshan Katrak is the wife of Ness Lakdawala and the mother of Leena Lakdawala.

         Mauro Parissi, C.A. has served as the Chief Financial Officer, Secretary and a Director of Dectron since our inception, and has also served as the Controller of Dectron Inc. since 1996. From 1995-1996, Mr. Parissi was an auditor with the firm of Mizgala & Cie. From 1990-1995, Mr. Parissi was an auditor with the firm of Hart, David Lloyd, F.C.A., C.I.P. Mr. Parissi is currently a member of The Canadian Institute of Chartered Accountants and The Order of Chartered Accountants of Quebec. Mr. Parissi received his graduate diploma in Public Accountancy from McGill University in 1995.

         Leena Lakdawala has served as Executive Vice President and a Director of Dectron since our inception, and has also served as Vice President of Production and Administration for Dectron Inc. since 1994. She is currently a member of the Heating Refrigeration and Air Conditioning Institute. Mrs. Lakdawala received her B.A from Concordia University in 1993. Leena Lakdawala is the daughter of Ness Lakdawala and Roshan Katrak.

         Liam Cheung has served as a Director of Dectron since 2001. Since 1997, Mr. Cheung is the President and Founder of IC Education, a new economy e-learning company delivering leading edge technology through a unique combination of business, education and technology. From 1992 to 1997, he served as Executive Vice-President, Fixed Income of Marleau, Lemire Securities Inc. From 1990 to 1992, Mr. Cheung was an actuarial specialist for Towers Perrin. Mr. Cheung received a Bachelor of Mathematics with Distinction from the University of Waterloo in 1990 and is an Associate of the Society of Actuaries.

         Gilles Richard has served as a Director of Dectron since 2001. Mr. Richard is a semi-retired businessman who was previously the President of Le Circuit Lincoln Mercury, the sixth largest dealership in Canada. Mr. Richard was also involved with partner in a distributorship of lift-truck (Mitsubishi's M-Lift), two computer companies, which created software applications for car dealership, and most recently the construction of commercial and residential buildings. Over the years, Mr. Richard was a director or officer of various organizations such as the Nada (National Automobile Association) and CADA (Canadian Automobile Association).

Stockholder Vote Required

         Election of each director requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

Executive Compensation

                           Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by Dectron during each of the last three fiscal years to our Chief Executive Officer and to each of our executive officers who earned in excess of $100,000 during the year ended January 31, 2001.


                                                           Restricted                      All Other
Name and Principal                                           Stock                           Compen-
Position                  Year     Salary(1)     Bonus       Awards    Options/SARs          sation
----------------------------------------------------------------------------------------------------------
Ness Lakdawala            2002     $142,380      -0-         -0-             -0-              -0-
Chairman of the
Board of                  2001     $140,647      -0-         -0-             -0-              -0-
Directors,
President and
Chief Executive
Officer                   2000     $140,647      -0-         -0-             -0-              -0-


(1) This reflects the aggregate salaries paid to Mr. Lakdawala during the fiscal years presented by Dectron, Refplus and Thermoplus.

Employment Agreements

          We entered into an employment agreement with Mr. Ness Lakdawala, our Chief Executive Officer on October 5, 1998, the effective date of our initial public offering. The employment agreement is for a term of two years, renewable for additional one-year periods. The employment agreement entitled Mr. Lakdawala to an annual salary of $200,000, adjusted annually for increases in the Consumer Price Index. In the event that we are subject to a takeover or a change of control event, Mr. Lakdawala is entitled to a bonus equal, on an after tax basis, to five times his then current annual base salary. Mr. Lakdawala's employment agreement contains a non-competition provision, which forbids him from engaging in a competitive business during his employment and for a period of one year thereafter. Mr. Lakdawala's employment agreement has been extended for two additional one-year periods upon the same conditions as above. Mr. Lakdawala's current employment agreement expires on October 5, 2003.

           We do not currently have employment agreements with any of our other officers or directors.

Options and Stock Appreciation Rights to Named Executive Officers

         No stock options were granted during the fiscal year ending January 31, 2002 to Mr. Lakdawala.

                            Board Compensation Report

Executive Compensation Policy

         Dectron's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Dectron's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Dectron's compensation policy also contemplates performance-based cash bonuses. Dectron's compensation principles for the Chief Executive Officer are identical to those of Dectron's other executive officers.

         Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2002, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Dectron's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Dectron of the transaction or development.

         Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Dectron provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

Chief Executive Officer Compensation

         As indicated above, the factors and criteria upon which the compensation of Ness Lakdawala, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Dectron. The Chief Executive Officer's individual contributions to Dectron include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Dectron. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

Respectfully submitted:
Ness Lakdawala, Chairman

Other Compensation

         Outside directors may be paid an honorarium for attending meetings of the Board of Directors of Dectron, in an amount that management anticipates will not exceed $500 per meeting.

Stock Option Plans

1999 Stock Option Plan

         We have adopted a Stock Option Plan (the "1999 Plan") pursuant to which 650,000 shares of Common Stock are reserved for issuance, 334,000 options are currently issued and outstanding.

         On September 2, 1999, the Board granted options under our 1999 Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak and Mauro Parissi were granted 60,000, 60,000 and 18,000, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on November 4, 2003, and expire on November 4, 2004. The exercise price of the options is $3.00

         The 1999 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The 1999 Plan is effective for a period of five years, expiring in 2003. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 1999 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 1999 Plan may be exercisable for up to five years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 1999 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

         If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

         Options under the 1999 Plan must be issued within five years from the effective date of the 1999 Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 1999 Plan.

         The 1999 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1999 Plan may not be increased without the consent of our stockholders.

2001 Stock Option Plan

         We also adopted the 2001 Stock Option Plan (the "2001 Plan") pursuant to which 500,000 shares of Common Stock are reserved for issuance, 121,000 options are currently issued and outstanding.

         On January 4, 2002, the Board granted options under our 2001 Stock Option Plan to certain members of our Board and certain employees. Leena Lakdawala, Roshan Katrak, Mauro Parissi, Liam Cheung, and Gilles Richard were granted 15,000, 15,000, 5,000, 3,000 and 3,000 options, respectively. Subject to certain limitations, the options granted are exercisable one year after issuance. Subsequent to the one-year anniversary date of the grant, the option holders may exercise the option up to 25% per year of the total options granted for the following four years. Each of the options will be fully exercisable on January 4, 2006, and expire on January 4, 2007. The exercise price of the options is $4.20

         The 2001 Plan is administered by the Board of Directors, who will determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The 2001 Plan is effective for a period of ten years, expiring in 2011. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 2001 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2001 Plan may be exercisable for up to ten years, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of Dectron, as defined in the 2001 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of Dectron and merger or consolidation with another company, or (ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

         If a participant ceases affiliation with Dectron by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the day immediately preceding the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the day immediately preceding the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA.

         Options under the 2001 Plan must be issued within ten years from the effective date of the 2001 Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by Dectron become available again for issuance under the 2001 Plan.

         The 2001 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 2001 Plan may not be increased without the consent of our stockholders.

                             SECTION 16(a) REPORTING

         Under the securities laws of the United States, Dectron's directors, its executive (and certain other) officers, and any persons holding ten percent or more of Dectron's Common Stock must report on their ownership of Dectron's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended January 31, 2002 we believe that all reports on behalf of our executive officers and directors for all transactions were filed on a timely basis.

                       MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met twice during the fiscal year ended January 31, 2002 on April 5, 2001 and December 27, 2001

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We lease our St. Hubert, Quebec manufacturing facility from Roshan Katrak, our Vice President of Human Relations and the wife of Ness Lakdawala, our President, Chairman and CEO, for a monthly rent of $2,942 per month. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

         We lease our Montreal, Quebec manufacturing facilities from Roshaness Inc., a company owned by Ness Lakdawala, for a monthly rent of $3,024 per month. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

         We lease our Grande Allee manufacturing facilities from Investiness Inc., a company owned equally by Ness Lakdawala's children, for an aggregate monthly lease payment of $14,175. We believe that the lease was made on terms no less favorable than could be obtained from unaffiliated third parties.

         Immediately prior to the effective date of the Registration Statement for our initial public offering (the "Offering"), we restructured our corporate structure ("Restructuring"). In order to complete the Restructuring, (i) Dectron Inc., which prior to the Restructuring owned a majority interest in Refplus, acquired the minority interests in Refplus, which included both common stock and preferred stock (and assumed Refplus' loan payables of approximately Cdn$125,000) which is included in the Cdn$1,149,050 number mentioned below) in exchange for 62,500 shares of Dectron's Common Stock and Cdn$102,503; (ii) Dectron Inc. acquired all of the outstanding securities of Thermoplus, which included both Common Stock and preferred stock, and assumed Thermoplus' parent company's loan payables (approximately Cdn$497,000, which amount is included in the Cdn$1,149,050 number mentioned below) in exchange for 194,621 shares of Dectron's Common Stock and Cdn$423,738, and (iii) Dectron acquired all of the issued and outstanding securities of Dectron Inc. in exchange for 1,492,879 shares of the Dectron's Common Stock. The shares of Dectron Inc. were owned by 159653 Canada, Inc. which was a holding company beneficially owned by Mr. Lakdawala. The Refplus and Thermoplus' parent company loans payable represent the repayment of loans made to such companies. In connection with the Restructuring, we issued 1,750,000 shares of Common Stock and promissory notes in the aggregate amount of Cdn$1,149,050. Of this amount, Cdn$557,050 (or approximately U.S.$400,000) were repaid out of the proceeds of the Offering. Of these amounts, an aggregate amount of 1,674,059 shares of Common Stock and promissory notes in the aggregate amount of Cdn$592,000 were issued to Ness Lakdawala, and his affiliates. The Cdn$592,000 was repaid out of Dectron's cash flow, without interest, in 12 equal monthly installments which repayment commenced three months after the Offering.

         Mr. Lakdawala and his affiliates received their 1,674,059 shares of Dectron for contributing their interest in Dectron's subsidiaries. Specifically, Mr. Lakdawala's affiliate received 1,492,879 shares in exchange for 100% of 159653 Canada Inc., which owned 100% of Dectron Inc. prior to the Restructuring; 156,808 shares for a portion of their shares of KeepKool which represented 86% of KeepKool (KeepKool owned 94% of Thermoplus prior to the Restructuring); and 24,372 share for his shares of 3294242 Canada Inc. which represented 61% of 3294242 (3294242 owned 49.99% of Refplus, Inc. prior to the Restructuring). Dectron Inc. owned 50.01% of Refplus Inc. prior to the Restructuring. The two promissory notes totaling Cdn$592,000 were issued to Mr. Lakdawala and his affiliates in exchange for Cdn$222,000 of debt owed to Mr. Lakdawala by KeepKool and Cdn$370,000 for a portion of his shares of KeepKool.

         The terms of the Restructuring were negotiated between Mr. Lakdawala and the other owners of the minority interest in Refplus and Thermoplus. Mr. Lakdawala and his affiliates held a majority interest in Thermoplus prior to the Restructuring. Dectron owned a majority interest in Refplus prior to the Restructuring and Mr. Lakdawala owned a majority of the 49.99% interest in Refplus purchased by Dectron in the Restructuring. The value was arrived at based on negotiations between Dectron and the sellers (other than Mr. Lakdawala and his affiliates). Dectron did not have two independent disinterested directors to ratify the transactions. There can be no assurance that such transaction was on terms no less favorable than Dectron could have obtained from other third parties, although management believes that they were as favorable.

         Between March 1999 and June 2000, we made loans of $152,441 to Mauro Parissi, our Chief Financial Officer, $162,109 to Leena Lakdawala, Executive Vice President and $134,064.48 to Dave Lucas, former Vice President of Dectron Inc. The loans were used to finance purchase of the Dectron's stock and bore interest at the Canadian prescribed interest rate of five percent (5%). As of April 30, 2002, the loan balances of Mr. Parissi, Ms. Lakdawala and Mr. Lucas were $13,422, $162,109 and 170,620, respectively. Ms. Lakdawala is Ness Lakdawala's daughter.

         All future material transactions, including any loans, between Dectron and its officers, directors, principal stockholders or affiliates of any of them have been and will be on terms no less favorable to Dectron than those that can be obtained from unaffiliated third parties, and will be approved in advance by a majority of the independent and disinterested directors who had access, at Dectron's expense, to Dectron's or independent legal counsel.

                                 PROPOSAL NO. 2

    RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED
     ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of Dectron has adopted resolutions appointing Schwartz Levitsky Feldman, LLP, Chartered Accountants as Dectron's independent certified public accountants for the ensuing year. Schwartz Levitsky Feldman, which has served as Dectron's independent certified public accountants since 1998, is familiar with Dectron's operations, accounting policies and procedures and is, in Dectron's opinion, well-qualified to act in this capacity. A member of Schwartz Levitsky Feldman will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

                            Stockholder Vote Required

         Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by Dectron. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of Dectron. Dectron will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of Dectron's capital stock.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of Dectron that are intended to be presented by such stockholders at Dectron's 2003 Annual Meeting of Stockholders must be received by Dectron no later than January 5, 2003 in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that Meeting.


             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

         Copies of the annual report (Form 10-K) of Dectron for the year ended January 31, 2002, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to Dectron Internationale Inc., 4300 Poirier Blvd., Montreal, Quebec H4R 2C5.





                                                       By Order of the Board of
                                       Directors of Dectron Internationale Inc.



                                                                 Ness Lakdawala
                                           Chairman and Chief Executive Officer

August 2, 2002

                                 GENERAL PROXY

         ANNUAL MEETING OF STOCKHOLDERS OF DECTRON INTERNATIONALE INC.

   The undersigned hereby appoints Ness Lakdawala, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dectron Internationale Inc., to be held at Refplus Inc., 2777 Grande Allee, St-Hubert, Quebec, Canada on August 29, 2002 at 2:30 p.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 2, 2002 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF DECTRON INTERNATIONALE INC.'S BOARD OF DIRECTORS.

1. To elect directors to hold office for the ensuing year.
    Ness Lakdawala        Roshan Katrak               Mauro Parissi
    Leena Lakdawala       Liam Cheung                 Gilles Richard

              |_| FOR ALL NOMINEES   |_|WITHHELD FOR ALL NOMINEES

   INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

-------------------------------------------------------------------------------

2. To ratify the appointment of Schwartz, Levitsky, Feldman, LLP, Chartered Accountants, as the Company's independent certified public accountants for the ensuing year.
                       |_|FOR   |_| AGAINST   |_| ABSTAIN

                 (Continued and to be signed on the other side)

(Continued from other side)

3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.
                                         Date: __________________________, 2002

                                         ______________________________________
                                              (Print name of Stockholder)

                                         ______________________________________
                                              (Print name of Stockholder)

                                         ______________________________________
                                                       Signature

                                         ______________________________________
                                                       Signature

                                         Number of Shares _____________________

                                         Note: Please sign exactly as name
                                               appears in the Company's
                                               records. Joint owners should
                                               each sign. When signing as
                                               attorney, executor or trustee,
                                               please give title as such.

 Please mark, date, sign and mail your proxy promptly in the envelope provided.